UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
____________________

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☐	Soliciting Material under § 240.14a-12
 PEGASYSTEMS INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Rogers Street
Cambridge, MA 02142
ADDITIONAL INFORMATION
REGARDING THE
2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 22, 2021
The following Notice of Change of Location (the “Notice”) relates to the proxy statement of Pegasystems Inc. (the “Company”) dated May 7, 2021, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Shareholders to be held on Tuesday, June 22, 2021 at 10:00 a.m. Eastern Daylight Time. This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about June 15, 2021.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE
COMPANY’S PROXY STATEMENT DATED MAY 7, 2021

NOTICE OF CHANGE OF LOCATION TO
COMBINATION VIRTUAL AND IN PERSON
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 22, 2021 AT 10:00 a.m. Eastern Daylight Time
Dear Shareholders,
In response to the public health impact of the coronavirus outbreak (COVID-19), Pegasystems Inc. (the “Company”) originally planned to have its Annual Meeting of Shareholders (the “Annual Meeting”) in a virtual meeting format only and not at a physical location. The order permitting a virtual only meeting format has been rescinded. Accordingly, notice is hereby given that the Company is expanding the Annual Meeting to be both virtual and by physical meeting at the Company’s offices at One Rogers Street, Cambridge, Massachusetts at 10:00 a.m., local time, on June 22, 2021.
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record at the close of business on April 21, 2021.

Shareholders will still be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.meetingcenter.io/242912236 and entering the control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or voting instruction form, or in the instructions you received via email.
As the meeting will now also be held at a physical location at the Company’s offices, shareholders that are “record holders”, meaning that the shareholder owns shares in the shareholder’s own name and not through a bank or brokerage firm, will also be able to vote in person at the Annual Meeting, and holders of shares in “street name”, meaning your bank or brokerage firm is the record holder of your shares, will need to follow directions provided by the shareholder’s bank or brokerage firm.
The Company encourages eligible shareholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy statement previously distributed. The proxy card included with the proxy materials previously distributed may continue to be used to vote shares in connection with the Annual Meeting.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting.
By Order of the Board of Directors,
Matthew J. Cushing
Vice President, Chief Commercial Officer,
General Counsel and Secretary